UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 17, 2008
Wellman, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10033 (Commission File Number)	04-1671740 (IRS Employer Identification No.)

1041 521 Corporate Center Drive Fort Mill, South Carolina (Address of principal executive offices)	29707 (Zip Code)
Registrant’s telephone number, including area code: (803) 835-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
     On March 17, 2008, Wellman, Inc. (“the Company”) issued a press release with its Fourth Quarter and Full Year 2007 Results and information related to EBITDA, as defined. A copy of the Company’s press release and supplemental information are attached hereto as Exhibit 99.1.

Item 2.06.	Material Impairments.
     Based upon the fair value of its debt and equity at December 31, 2007, the Company determined that, based on the fair market value of its debt and equity, certain of its noncurrent assets were impaired in the fourth quarter of 2007. The Company recorded a pre-tax impairment charge of $292.6 million in its loss from operations for the fourth quarter 2007 to reflect its noncurrent assets at fair value, which was less than cost, at December 31, 2007.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibit

99.1	Press Release dated March 17, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wellman, Inc.
March 17, 2008	/s/ David R. Styka
David R. Styka
Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated March 17, 2008.
 4